Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. PROVIDES PRELIMINARY UNAUDITED FINANCIAL

RESULTS FOR FIRST QUARTER 2017 AND FOURTH QUARTER 2016

TREVOSE, PA – June 6, 2017 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) today provided preliminary and unaudited financial information for the first quarter 2017 and the fourth quarter 2016. As previously reported, the Board of Directors of StoneMor GP LLC, the general partner of the Partnership, upon the recommendation of management, concluded that certain of the Partnership’s previously issued consolidated financial statements contained errors and should no longer be relied upon, and the Partnership delayed the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 pending the completion of its review of those previously filed consolidated financial statements. The review is ongoing and any information herein is therefore subject to change and those changes could be material. The Partnership has also delayed the filing of its Form 10-Q for the period ended March 31, 2017 and the financial information in this release pertaining to such period has not been subject to review procedures by the Partnership’s independent registered public accounting firm.

Preliminary Unaudited Financial Information

	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016
Net cash provided by operating activities[1]	$12,351	$4,280
Growth (reduction) in accounts receivable[2]	$(822)	$1,614
Growth in merchandise trust fund[2]	$3,430	$3,853
Cash distributions declared[3]	$12,658	$11,887
per unit[3]	$0.33	$0.33

Paul Grady, StoneMor’s President and CEO commented, “Cash from operating activities reached $12.4 million in the first quarter of 2017. Fiscal year 2016 was a challenging year of course, but one in which we took some initial steps to establish a foundation from where we can move forward. We took decisive action to preserve and enhance our liquidity by reducing cash distributions. We amended our credit facility which not only extended the deadline for reporting fiscal year 2016 financial results to July 15, 2017, but also provides for additional leverage flexibility through September 30, 2017. These steps also involve an ongoing effort to identify and address any other operational issues that may be impacting our business. We are working to remediate the control issues that gave rise to the discovery that we have been under-reporting GAAP revenues and over-reporting GAAP deferred revenue. While we do not have a specific date for completion of this review, we aim to file our 2016 Form 10-K by July 15, 2017, and our Form 10-Q for the period ended March 31, 2017 within 45 days after that.”

(1)	The Partnership pays 7.875% interest per annum on the principal amount of $175.0 million of Senior Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year. These payments have an unfavorable impact on operating cash flows in the second and fourth quarters of the year.

(2)	These figures represent the net growth (reduction) in accounts receivable and merchandise trusts as typically reported on our consolidated statements of cash flows.

(3)	Represents the cash distributions declared for the respective period and paid by the Partnership within 45 days after the end of that period. The cash distribution declared for the first quarter 2017 includes amounts paid in cash that were previously paid-in-kind via common unit issuance, as was the case in the distribution declared for the fourth quarter 2016.

Information Regarding Preliminary Unaudited Information

The financial information presented in this release is preliminary and unaudited and this information is subject to change upon completion of the review of the Partnership’s previously issued consolidated financial statements and preparation of the Partnership’s financial statements for the fiscal year ended December 31, 2016 and for the period ended March 31, 2017, including the effects of any subsequent events and the audit by StoneMor’s independent registered public accounting firm of the Partnership’s 2016 consolidated financial statements. This preliminary unaudited information includes estimates that have been prepared by StoneMor’s management and there can be no assurance that StoneMor’s actual financial information will not materially differ from the preliminary unaudited financial data presented herein. In addition, the preliminary unaudited financial data presented here is summary in nature and should not be viewed as a substitute for the full financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) at a later date. Please see the “Cautionary Note Regarding Forward-Looking Statements” section of this release for further information.

Information Regarding Pre-need Operations and Cash Distributions

Since our initial public offering, the Partnership’s business thesis has been that our unitholders should, subject to capital resource limitations, receive the economic benefits of our sales of interment rights, merchandise and services, interest income and trust returns as promptly as practicable. Thus, we historically have sought to include in our distributions to unitholders for a particular financial reporting period the profit we anticipate the Partnership will generate with respect to the sales, including pre-need sales, of interment rights, merchandise and services, and trust returns during the applicable period. We generally recognize revenue from our sales of merchandise and services when the merchandise is delivered or the service is performed. Typically, we recognize revenue from an at-need sale shortly after the sale. In contrast, pre-need sales typically are sold on an installment plan, and we do not typically recognize revenue from pre-need sales of interment rights, merchandise and services until some period of time after the sale, which period in some instances and for certain elements could be many years. In order to allow our distributions for a particular period to confer upon our unitholders the economic benefits of our sales during the period, we historically have financed the increases in our accounts receivable and merchandise trust funds through borrowings (net of repayments) and the issuance of common units. Since our initial public offering, our historical consolidated statements of cash flows for the applicable periods have shown these increases in our accounts receivable and merchandise trust funds in our cash flows from operating activities and the proceeds from borrowings (net of repayments) and proceeds from issuance of common units in our cash flows from financing activities.

Information Regarding Liquidity and Capital Resources

The Partnership faced adverse conditions during the year ended December 31, 2016, including negative financial trends due to a decline in billings largely associated with a reduction in its sales force. This resulted in a tightened liquidity position and a reduction in its quarterly cash distribution.

The Partnership believes that it will have sufficient liquid assets, cash from operations and borrowing capacity to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures for at least the next twelve-month period. However, it is subject to business, operational and other risks that could adversely affect its cash flows. The Partnership has supplemented and will likely seek to continue to supplement cash generation with proceeds from financing activities, including borrowings under the revolving credit facility and other borrowings, the issuance of additional limited partner units, capital contributions from the general partner and the sale of assets and other transactions. The Partnership continually monitors its financial position, liquidity and credit facility financial covenants to determine the likelihood of shortfalls in future reporting periods.

Our primary sources of liquidity are cash generated from operations, borrowings under our revolving credit facility and capital raised through the issuance of additional limited partner units. As a master limited partnership, our primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise trust funds, debt service, and cash distributions. We cannot be certain that additional capital will be available to us to the extent required and on acceptable terms. In general, we expect to fund:

•	working capital deficits through cash generated from operations and additional borrowings;
•

expansion capital expenditures, net contributions to the merchandise trust funds and debt service obligations through additional borrowings, the issuance of additional limited partner units or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates, which will allow the Partnership to reduce the amount of additional borrowings, issuance of additional limited partner units or asset sales needed; and
•	cash distributions in accordance with our partnership agreement and maintenance capital expenditures through available cash and cash flows from operations.

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 98 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the restatement of StoneMor’s consolidated financial statements, expected timing of filings, status and progress of StoneMor’s operating activities, the plans and objectives of StoneMor’s management, and assumptions regarding StoneMor’s future performance and plans are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and maintain or increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the difficulty of predicting the timing of the completion of the continuing analysis and review and the restatement of our consolidated financial statements for the periods disclosed in our Current Report on Form 8-K filed with the SEC on February 27, 2017; the impact of such analysis, review and restatement on our financial results and the related reports of our independent registered public accounting firm and on the timing of the related filings; additional information arising from this continuing analysis and review and the performance of additional work in this regard, as well as the review and audit by the Partnership’s registered independent public accounting firm of the Partnership’s prior financial statements; the consequences of the Partnership’s delinquent filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Form 10-K”) and Quarterly Report on Form 10-Q for the period ended March 31, 2017 (“March 2017 Form 10-Q”), including that the SEC could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership has received a notification of delinquent status from the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the potential for defaults under the Partnership’s amended credit facility if the 2016 Form 10-K is not filed by July 15, 2017 or the March 2017 Form 10-Q is not filed within 45 days thereafter; the potential for a default under the indenture governing its senior notes if such reports are not filed within 120 days after notice from the trustee under the indenture regarding such filing delinquencies; the Partnership’s ability to obtain relief from its creditors if it cannot file its 2016 Form 10-K or March 2017 Form 10-Q within the periods prescribed by the Partnership’s amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the SEC, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.

PRELIMINARY SELECTED BALANCE SHEET DISCLOSURES

(unaudited; in thousands)

	March 31, 2017	December 31, 2016
Cash and cash equivalents	$13,723	$12,570
Accounts receivable, net of allowance	76,430	77,253
Long-term accounts receivable, net of allowance	97,616	97,615
Merchandise trusts, restricted, at fair value	523,858	507,079

Current liabilities	47,060	41,076
Long-term debt, net of deferred financing costs[1]	303,618	300,351

(1)	The Consolidated Leverage Ratio (as defined in the Credit Agreement), calculated over a period of the most recent four fiscal quarters is currently determined to be 3.92 and 4.14 for the periods ended December 31, 2016 and March 31, 2017, respectively. In accordance with the Partnership’s Credit Agreement, the Consolidated Leverage Ratio was not to be greater than 4.00 to 1.00 for the period ended December 31, 2016 and was not to be greater than 4.25 to 1.00 for the period ended March 31, 2017.

The foregoing financial information is preliminary and may be subject to change when the 2016 Form 10-K and March 2017 Form 10-Q are filed with the SEC. The financial information in this release has not been subject to independent auditor review procedures. Please see the “Information Regarding Preliminary Unaudited Information” section of this press release for further information.

STONEMOR PARTNERS L.P.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016
Cash Flows From Operating Activities:
Net cash provided by operating activities	$12,351	$4,280

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(1,496)	(1,727)
Proceeds from asset sales	—	907

Net cash used in investing activities	(1,496)	(820)

Cash Flows From Financing Activities:
Cash distributions	(11,887)	(11,102)
Proceeds from borrowings	24,000	21,727
Repayments of debt	(21,072)	(36,284)
Proceeds from issuance of common units, net of costs	—	19,779
Cost of financing activities	(743)	(620)

Net cash used in financing activities	(9,702)	(6,500)

Net increase (decrease) in cash and cash equivalents	1,153	(3,040)
Cash and cash equivalents – Beginning of period	12,570	15,610

Cash and cash equivalents – End of period	$13,723	$12,570

Cash flows from operating activities[1]	$12,351	$4,280
Growth (reduction) in accounts receivable, net of allowance[2]	(822)	1,614
Growth in merchandise trust fund[2]	3,430	3,853
Cash distributions declared [2,3]	$12,658	$11,887

(1)	The Partnership pays 7.875% interest per annum on the principal amount of $175.0 million of Senior Notes, payable in cash semi-annually in arrears on June 1st and December 1st of each year. These payments have an unfavorable impact on operating cash flows in the second and fourth quarters of the year.

(2)	In connection with the Partnership’s pre-need cemetery and funeral home billing activities, the Partnership generally incurs net unfavorable cash flow movements in the short term, due to the net growth in accounts receivable and merchandise trust assets, which are typically offset by growth in deferred revenues. The Partnership funds such pre-need related cash flow deficits through cash on hand or borrowings under the Partnership’s revolving credit facility until they can be financed long-term through issuance of additional limited partner units or senior unsecured notes. When delivery and performance requirements for certain deferred revenues and related direct expenses have occurred and the Partnership receives the associated cash inflows from the related receivables and trust funds, the proceeds increase cash on hand or reduce borrowings outstanding on the Partnership’s revolving credit facility. Thus, the amount of the Partnership’s financing activities depends on the Partnership’s pre-need sales activity during a financial reporting period, and the Partnership’s distribution for a particular financial reporting period in turn reflects current and prior period sales, operations, and trust returns, including the Partnership’s funding of pre-need related cash flow deficits as described above. Absent the Partnership’s ability to fund pre-need related cash flow deficits, the Partnership may be unable to maintain its current distribution levels.

(3)	Represents the cash distributions declared for the respective period and paid by the partnership within 45 days after the end of that period.

The foregoing financial information is preliminary and may be subject to change when the 2016 Form 10-K and March 2017 Form 10-Q are filed with the SEC. The financial information in this release has not been subject to independent auditor review procedures. Please see the “Information Regarding Preliminary Unaudited Information” section of this press release for further information.